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                                                                   Exhibit 10.21


EXECUTION COPY


EMPLOYMENT AGREEMENT

     This Employment Agreement (the "Agreement") is entered into as of February 1, 1997 by and between Computron Software, Inc., a Delaware corporation (the "Company"), and John A. Rade ("Executive").

WITNESSETH

     WHEREAS, the Company desires to employ Executive on the terms and conditions herein contained; and

     WHEREAS, Executive is willing to enter into this Agreement for employment with the duties outlined herein on a full-time basis.

     NOW, THEREFORE, in consideration of the employment of Executive by the Company, the Company and Executive agree as follows:

     1. Term of the Agreement. The Company shall employ Executive and Executive shall accept employment with the Company for the period commencing on February 3, 1997 (the "Commencement Date") and ending December 31, 1998 (the "Employment Period"), subject, however, to prior termination as hereinafter provided in Section 5. Such employment may be renewed for successive additional one (1) year periods unless either party gives ninety
(90) days' written notice prior to the expiration date to the other party of their desire not to renew.

     2. Executive's Duties and Obligations. Executive shall serve as President and Chief Executive Officer of the Company. The Company shall use reasonable efforts to have Executive elected to the Company's Board of Directors (the "Board of Directors") during the term of this Agreement. Executive shall perform such duties and functions as are customary to such offices and as shall from time to time be assigned to him by the Company's Board of Directors (the "Board of Directors"). Executive shall at all times report to, and shall be subject to the policies established by, the Board of Directors and shall discharge his responsibilities in a competent and faithful manner, consistent with sound business practices.

     3.   Devotion of Time to Company's Business

          a. Full-Time Efforts. During his employment with the Company, Executive shall devote substantially all of his business time, attention and efforts to the business of the Company.


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          b. No Other Employment. During his employment with the Company,
Executive shall not, whether directly or indirectly, render any services of a commercial or professional nature to any other person or organization, whether for compensation or otherwise, without the prior written consent of the Board of Directors.

          c. Non-Competition During Employment. During his employment with the Company, Executive shall not, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, joint venturer, stockholder, corporate officer, director, or in any other individual or representative capacity, engage or participate in any business that is engaged in the design, development, marketing or support of client/server financial, workflow and archival data management software solutions for mission-critical applications.

     4.   Compensation and Benefits.

          a. Base Compensation. During the term of this Agreement, the Company shall pay to Executive base annual compensation of Two Hundred Fifty Thousand Dollars ($250,000), less all required withholding, in accordance with the Company's standard payroll practices.

          b. Bonuses. For the first year of this Agreement the Company shall pay Employee (i) a guaranteed bonus of $100,000 payable in four equal installments of $25,000 each and (ii) a bonus of up to $100,000 based upon performance to objective metrics from a business plan (the "Business Plan") which Business Plan Executive hereby agrees to submit to the Company within 30 days of the date of this Agreement for approval by the Board of Directors. For each successive yearly period of this Agreement, the Company shall pay Executive a bonus of up to $200,000 based upon performance to objective metrics from a business plan, which business plan shall be submitted to, and shall be approved by the Board of Directors on or prior to January 31 of each successive year.

          c. Benefits. During his employment with the Company, Executive will be entitled to receive all such benefits and perquisites as are provided to other officers of the Company of comparable standing with Executive. The Company reserves the right to modify, amend or terminate any such benefits at any time for any reason (provided such modification, amendment or termination is applicable to all executives receiving such benefits) but shall, in any case, provide reasonable health and disability benefits to Executive while Executive is a full-time employee of the Company. Executive will also be entitled to receive term life insurance on behalf of Executive's beneficiaries in the amount of two times Executive's base annual compensation and long term disability insurance in the amount of sixty percent (60%) of Executive's base annual compensation.


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d. Stock Option/Stock Issuance.

               (i) The Company shall grant to Executive options (the "Options") to purchase up to an aggregate of Three Hundred Thousand (300,000) shares of common stock of the Company, par value $.01 per share ("Common Stock"), at an exercise price equal to $1.00 per share of Common Stock pursuant to the terms and conditions of the Company's 1995 Stock Option Plan. The Options shall vest in three equal annual installments commencing on the first anniversary of this Agreement. Executive shall also be eligible to receive options (the "Additional Options") to purchase up to an additional 300,000 shares of Common Stock, which Additional Options shall vest pursuant to the following schedule:

          (1) option to purchase 100,000 shares of Common Stock shall vest when and if the thirty day moving average of the Common Stock is equal to or greater than $7.00 per share and the average weekly trading volume is greater than 10,000 shares of Common Stock;

          (2) option to purchase 100,000 shares of Common Stock shall vest when and if the thirty day moving average of the Common Stock is equal to or greater than $11.00 per share and the average weekly trading volume is greater than 10,000 shares of Common Stock;

          (3) option to purchase 100,000 shares of Common Stock shall vest when and if the thirty day moving average of the Common Stock is equal to or greater than $15.00 per share and the average weekly trading volume is greater than 10,000 shares of Common Stock. Executive's eligibility to receive the Additional Options pursuant to Sections 4.d.1 through 4.d.3 shall terminate on December 31, 1998;

          (4) all Additional Options that have not otherwise vested shall vest upon the seventh anniversary of this Agreement, provided Executive is employed with the Company on a full-time basis at such time;

          (5) The Options and the Additional Options shall be evidenced by the Stock Option Agreement to be entered into by and between the Company and Executive in substantially the form attached hereto as Exhibit A
[to be provided]; and

          (6) In the event' the Company issues Common Stock in connection with the legal actions consolidated under the caption In re Computron Software, Inc. Securities Litigation, Master File No-96-1911 (AJL), or any related successor litigation (the "Litigation") the number of Options and Additional Options granted pursuant to this Section 4(d) shall be adjusted as follows:


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     (a)  the number of shares issuable upon exercise of the Options shall be increased by that number of shares of Common Stock determined by multiplying the number of shares issued in connection with the Litigation (the
"Litigation Shares") by a fraction (x) the numerator of which is the number of shares granted pursuant to the Options and (y) the denominator of which is the number of shares of the Company issued and outstanding immediately prior to the issuance of the Litigation Shares;

     (b) the number of shares issuable upon exercise of the Additional Options shall be increased by that number of shares of Common Stock determined by multiplying the number of Litigation Shares a fraction (x) the numerator of which is the number of shares granted pursuant to the Additional Options and (y) the denominator of which is the number of shares of the Company issued and outstanding immediately prior to the issuance of the Litigation Shares;

     (c) the number of shares by which the Additional Options shall be increased pursuant to Section 4.d.6 shall be divided ratably among the Additional Options, if any, granted pursuant to Sections 4.d.(i)(1) through 4.d.(i)(3).

               Any Options or Additional Options granted pursuant to this
Section 4.d.(i)(6) shall have the same exercise prices as the Options or the Additional Options, as the case may be.

               (ii) The Company shall issue to Executive Twenty-Five Thousand (25,000) restricted shares of Common Stock. Such shares shall bear customary legends. Such issuance shall occur thirty (30) days after Executive commences his employment with the Company.

     5.   Termination of Employment.

          a. Termination for Good Cause. The Company may terminate Executive's employment at any time for Good Cause. For the purposes of this Agreement, "Good Cause" includes, but is not limited to, material failure to perform Executive's duties, gross misconduct, gross neglect of duties, acts involving moral turpitude, or any act or omission involving fraud, embezzlement, or misappropriation of any property or proprietary information of the Company by Executive. For purposes of the preceding sentence, the term "material failure to perform Executive's duties" shall mean the failure to work diligently for the Company, to work for the Company on a full-time basis for an extended period of time or to execute the normal and customary activities of Executive's office. Such term shall not mean the failure to obtain the objective metrics set forth in the business plans referenced


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above. If Executive's employment is terminated by the Company for Good Cause,
Executive shall not be entitled to receive any severance payments.

          b. Termination without Good Cause. If Executive's employment is terminated by the Company without Good Cause, the following provisions shall apply:

               (i) Executive shall be entitled to any unpaid compensation accrued through the last day of Executive's employment hereunder; and

               (ii) Executive shall be entitled to receive severance payments equal to his base compensation, payable on normal Company payroll dates, for a period ending on the first anniversary of the date of termination (the "Severance Payments").

          c. Termination by Executive. Executive may terminate this Agreement at any time. If Executive terminates this Agreement under this
Section 5.c., Executive shall only be entitled to any unpaid compensation accrued through the last day of Executive's employment, but in no event shall Executive be entitled to any severance benefit.

          d. Death or Disability. This Agreement shall terminate if Executive dies or is mentally or physically disabled. For the purposes of this Agreement "Disabled" shall mean a mental or physical condition that renders Executive incapable of performing his duties and obligations under this Agreement for three (3) or more consecutive months or for a total of six
(6) months during any twelve (12) consecutive months; provided, that during such period the Company shall give Executive at least thirty (30) days' written notice that it considers the time period for disability to be running. If this Agreement is terminated under this Section 5.d., Executive or his estate shall be entitled to any unpaid compensation accrued through the last day of Executive's employment but shall not be entitled to any severance benefits.

          e. Change of Control. Upon the occurrence of a Change in Control of the Company (as defined below), all options then granted to Executive which are unvested at the time of the Change in Control will be immediately vested. In addition, in the event of a termination of Executive's employment hereunder by the Company following a Change of Control, the Company will pay Executive a severance amount equal to the greater of Executive's base compensation for one year or the period ending December 31, 1998.

     As used herein, a "Change of Control" of the Company shall be deemed to have occurred:

               (i) Upon the consummation, in one transaction or a series of related transactions, of the sale or other transfer of voting power (including voting power exercisable on a contingent or deferred basis as well as immediately exercisable voting power) representing effective control of the Company to a person or group of related persons


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who, on the date of this Agreement, does not have effective voting control of the Company, whether such sale or transfer results from a tender offer or otherwise; or

               (ii) Upon the consummation of a merger or consolidation in which the Company is a constituent corporation and in which the Company's shareholders immediately prior thereto will beneficially own, immediately thereafter, securities of the Company or any surviving or new corporation resulting therefrom having less than a majority of the voting power of the Company or any such surviving or new corporation; or

               (iii) Upon the consummation of a sale, lease, exchange or other transfer or disposition by the Company of all or substantially all of its assets to any person or group or related persons.

     6.   Miscellaneous.

          a. Representations and Agreements of Executive. Executive represents and warrants that he is free to enter into this Agreement and to perform the duties required hereunder, and that there are no employment contracts or understandings, restrictive covenants or other restrictions, whether written or oral, preventing the performance of his duties hereunder.

          b. Governing Law. This Agreement shall be interpreted, construed, governed and enforced according to the laws of the State of New Jersey without regard to any conflicts of law provisions.

          c. Arbitration. Any controversy between the parties hereto involving the construction or application of any terms, covenants or Conditions Of this Agreement or any other agreement executed in connection herewith, or any claim arising out of or relating to this Agreement, except with respect to prejudgment remedies, will be submitted to and be sealed by final and binding arbitration in New York, New York or such other place as the parties may agree, in accordance with the rules of the American Arbitration Association then in effect, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

          d. Amendments. No amendment or modification of the terms or conditions of this Agreement shall be valid unless in writing and signed by the parties hereto.

          e. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be construed, if possible, so as to be enforceable under applicable law, else, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.


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          f.   Successors and Assigns. The rights and obligations of the
Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company. Executive shall not be entitled to assign any of his rights or obligations under this Agreement.

          g. Non-Waiver. The waiver of any term or condition of this Agreement shall not be deemed to constitute a waiver of any other term or condition.

          h. Notices. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or two days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the address shown below such party's signature, or at such other address or addresses as either party shall designate to the other in accordance with this Section 5.f.

          i. Entire Agreement. This Agreement, including the exhibits attached hereto, constitutes the entire agreement between the parties with respect to the employment of Executive.

          j. Headings. The Section headings appearing in this Agreement are for purposes of easy reference and shall not be considered a part of this Agreement or in any way modify, amend, or affect its provisions.


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     IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the date set forth above.

Address:

COMPUTRON SOFTWARE, INC.


By:    Michael R. Jorgensen
Title: EVP, CFO


Address:  301 Route 17 North
          Rutherford, New Jersey 07070


       EXECUTIVE:

       John A. Rade


Address:  1268 Long Ridge Road
          Stamford, CT 06903